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                                                                    EXHIBIT 10.2

                                November 11, 2004

O'Charley's Inc.
3038 Sidco Drive
Nashville, Tennessee  37204

Ladies and Gentlemen:

      In consideration of my employment as Chief Financial Officer, Secretary and Treasurer for O'Charley's Inc. effective November 15, 2004 and the benefits I derive from Paragraph J hereof (but without thereby creating any fixed or contractual employment term, understanding that my employment can be terminated, with or without cause and with or without notice, at any time at the option of either the Company or me), I hereby agree with the Company (for purposes of this letter agreement, the "Company" shall mean O'Charley's Inc. or any of its present or future direct or indirect parents or subsidiaries or affiliated entities by which I am employed or on behalf of which I provide service(s)) as follows:

      A. During the term of my employment I will not compete, directly or indirectly, with the Company. In accordance with this restriction, but without limiting its terms, I will not:

         (a) enter into or engage in any business which competes with the business of the Company; or

         (b) promote or assist, financially or otherwise, any person, firm, association or corporation or any other entity engaged in any business which competes with the business of the Company.

      B. For a period of twelve (12) months following termination of my employment with the Company, I will not enter into or engage in any business that competes with the Company's business.

      C. For a period of twelve (12) months following termination of my employment with the Company, I will not promote or assist financially or otherwise, any person, firm, association, partnership, corporation, or any other entity engaged in any business which competes with the Company's business.

      D. For the purposes of Paragraphs A through C, inclusive, I understand that I will be competing if I engage in any or all of the activities set forth therein directly as an individual on my own account, or indirectly as a partner, joint venturer, employee, agent, consultant, officer and/or director of any firm, association, corporation, or other entity, or as a stockholder of any corporation in which I own, directly or indirectly, individually or in the aggregate, more than one percent (1%) of the outstanding stock; provided however, that at such time as I am no longer employed by the Company, my direct or indirect ownership as a stockholder of less than five

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percent (5%) of the outstanding stock of any publicly traded corporation shall not by itself constitute a violation of Paragraphs B through C.

      E. For the purposes of Paragraphs B through C, inclusive, the Company's business is defined as owning, operating and/or franchising restaurants in the casual dining segment of the restaurant industry and such other segments of the restaurant industry in which the Company shall own, operate or franchise restaurants as of the date of termination of my employment with the Company.

      F. I understand that the activities set forth in Paragraphs B through C, inclusive, shall be prohibited only within the United States.

      G. If it shall be judicially determined that I have violated any of my obligations under Paragraphs B through C, inclusive, then the period applicable to the obligation which I shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.

      H. I also agree that I will not directly or indirectly at any time solicit or induce or attempt to solicit or induce any employee(s) (at the level of director or above) of the Company or any of its parent, subsidiary or affiliate entities to terminate their employment with the Company or such entity.

      I. During the period of my employment and at any time thereafter, I will not disclose, furnish, disseminate, make available or, except in the ordinary course of performing my duties on behalf of the Company, use any trade secrets or confidential business and technical information of the Company, or its parent, subsidiaries or affiliated entities without limitation as to when it was acquired by me or whether it was compiled or obtained by, or furnished to me while I was employed by the Company. Such trade secrets and confidential business and technical information are considered to include, without limitation, development plans, financial statistics, research data, or any other statistics and plans contained in monthly and annual review books, profit plans, capital plans, critical issues plans, strategic plans, or marketing, real estate, or store operations plans. I specifically acknowledge that all such information, whether reduced to writing or maintained in my mind or memory and whether compiled by the Company and/or me derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Company to maintain the secrecy of such information, that such information is and will remain the sole property of the Company and that any retention and use of such information during or after the termination of my relationship with the Company (except in the course of performing my duties) shall constitute a misappropriation of the Company's trade secrets; provided, however, that this restriction shall not apply to information which is in the public domain or otherwise made public by others through no fault of mine.

      The above restrictions on disclosure and use of confidential information shall not prevent me from: (i) using or disclosing information in the good faith performance of my duties on behalf of the Company; (ii) using or disclosing information to another employee to whom disclosure is required to perform in good faith the duties of either of us on behalf of the

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Company; (iii) using or disclosing information to another person or entity bound by a duty or an agreement of confidentiality as part of the performance in good faith of my duties on behalf of the Company or as authorized in writing by the Company; (iv) at any time after the period of my employment using or disclosing information to the extent such information is, through no fault or disclosure of my own, generally known to the public; (v) using or disclosing information which was not disclosed to me by the Company or otherwise during the period of my employment which is then disclosed to me after termination of my employment with the Company by a third party who is under no duty or obligation not to disclose such information; or (vi) disclosing information as required by law. If I become legally compelled to disclose any of the confidential information, I shall (i) provide the Company with reasonable prior written notice of the need for such disclosure such that the Company may obtain a protective order; (ii) if disclosure is required, furnish only that portion of the confidential information which, in the written opinion of my counsel delivered to the Company, is legally required; and (iii) exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to the confidential information.

      J. It is further understood and agreed that if my employment with the Company should be terminated at any time prior to the third anniversary of the date of this agreement as a result of a Termination Without Cause (defined below) or a Termination With Good Reason (defined below), and if I am not then or thereafter in material breach of this agreement, and upon the execution and delivery to the Company by me of an agreement, in a form presented by the Company and accepted by me, which acceptance shall not be unreasonably withheld or delayed, releasing all claims which I may have against the Company (other than claims for indemnification pursuant to Paragraph L hereunder), I will receive, in full and complete settlement of any claims for compensation which I may have, and in lieu of any severance pay under any policy of the Company or otherwise, the following:

            (i) continued monthly payments, in accordance with the Company's regular payroll practices, for a period of twelve (12) months after the date of termination equal to the sum of (1) one-twelfth (1/12) of my annual base salary at the highest rate in effect at any time during the twelve (12)-month period prior to my date of termination, and (2) one-twelfth (1/12) of my target annual bonus for the fiscal year in which the date of termination occurs; and

            (ii) any payments and benefits which I, my spouse, dependents, beneficiaries or estate would have been entitled to receive pursuant to any employee benefit plan or program of the Company during the twelve
      (12)-month period following my termination had I remained an employee during that period, with such benefits provided to me at no less than the same coverage level and at no more of a cost to me as in effect as of the date of my termination subject to such reduction in coverage or increases in cost as shall become in effect for senior executive employees of the Company generally, provided however, that such continued payments and benefits shall terminate on the date or dates I receive equivalent coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis).

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      As used herein, "Termination Without Cause" means any termination of my employment by the Company other than a Termination With Cause (defined below).

      As used herein, "Termination With Cause" means termination by the Company of my employment at any time after the Company believes in good faith it has actual knowledge of the occurrence of any of the following events: gross neglect of duty, material breach of this agreement, a material act of dishonesty or disloyalty, the inability to discharge my material duties due to alcohol or drug addiction, or gross misconduct inimical to the best interests of the Company; provided however, that termination of employment due to unsatisfactory job performance shall not be considered Termination for Cause; provided further, however, that "Cause" shall not be deemed existing unless and until the Company has delivered to me a copy of a resolution duly adopted by the Company's Board of Directors at a meeting of the Board duly called (after reasonable (but in no event less than seven (7) days) notice to me and an opportunity for me, together with my counsel, to be heard before the Board), finding that in the good faith opinion of the Board, I had engaged in the conduct set forth above and specifying the particulars thereof in reasonable detail.

      As used herein, "Termination with Good Reason" means my termination of employment at any time after I have actual knowledge of the occurrence, without my written consent, of one of the following events: (i) a reduction in my base compensation or a reduction in the health and welfare insurance, retirement and car benefits available to me as of the commencement of employment, except for reductions in such benefits applicable generally to executives at my level and below: (ii) the reassignment of me to a position resulting in my not being the Company's Chief Financial Officer or a comparable position, or a reporting relationship other than to the CEO, President or COO of the Company; or (iii) the location of my principal office is relocated to a location more than fifty
(50) miles from Nashville, Tennessee.

      It is understood and agreed that in the event of any termination of my employment following a Change in Control (as defined in the Severance Compensation Agreement dated the date hereof between me and the Company (the "Change in Control Severance Agreement")), the provisions of the Change in Control Severance Agreement shall control and the provisions in this Paragraph J shall be void and of no further force or effect.

      In the event I voluntarily terminate my employment for any reason other than as a result of a Termination with Good Reason or following a Change in Control (as defined in the Change in Control Severance Agreement) prior to the third anniversary of the date of this agreement, I agree to reimburse the Company for any and all amounts reimbursed by the Company or paid by the Company in respect of my relocation to Nashville, Tennessee pursuant to the offer of employment from the Company dated November 8, 2004.

      The amounts payable to me under this Paragraph J are not eligible earnings under any pension, savings, deferred compensation, bonus, incentive, supplemental retirement benefit or other benefit plan of the Company.

      K. I expressly agree and understand that the remedy at law for any breach by me of this agreement will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon any violation of any provision of this agreement, the Company shall be entitled to immediate

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injunctive relief and may obtain a temporary order restraining any threatened or further breach without the necessity of proof of actual damage. Nothing in this agreement shall be deemed to limit the Company's remedies at law or in equity for any breach by me of any of the provisions of this agreement which may be pursued or availed of by the Company.

      L. It is understood and agreed that the Company will indemnify me (including advancing expenses) to the fullest extent permitted by Tennessee law and the Company's Charter and Bylaws for any judgments, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees, incurred by me in connection with the defense of any lawsuit or other claim to which I am made a party by reason of being an officer, director or employee of the Company or any of its subsidiaries.

      M. This agreement is not assignable by either party without the prior written consent of the other except that the Company may assign it without such consent to any parent, subsidiary or affiliated entity, and upon such entity's assumption of the Company's duties and obligations hereunder, such entity shall succeed to each of the Company's rights hereunder. Upon such assignment and assumption, I agree to and will become an employee of such entity, and all references to the Company in this agreement shall, as the context requires, be deemed to be to the entity to which such assignment, assumption and employment relate.

      N. No modification, waiver, amendment or addition to any of the terms of this agreement shall be effective, except as set forth in a writing signed by me and the Company. The failure of the Company to enforce any provision of this agreement shall not be construed to be a waiver of such provision or of the right of the Company thereafter to enforce each and every provision.

      O. This agreement and any amendments thereto shall become effective on the date of acceptance by the Company and shall be governed by, and construed in accordance with, the internal, substantive laws of the State of Tennessee. I agree that the state and federal courts located in the State of Tennessee shall have jurisdiction in any action, suit or proceeding against me arising out of this agreement and I hereby: (a) submit to the personal jurisdiction of such courts; (b) consent to service of process in connection with any action, suit or proceeding against me; and (c) waive any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

      P. This agreement and the Change in Control Severance Agreement supersede the provisions of each and every other agreement or understanding, whether oral or written, between the undersigned and the Company relating to the subject matter contained herein, and any such agreement or understanding shall be of no further force and effect. The provisions of this agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, shall, nevertheless, be binding and enforceable. The parties hereto agree that when fully executed, the foregoing shall constitute a legally enforceable agreement between us, which also shall inure to the benefit of the Company's successors and assigns.

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      Finally, I represent that prior to signing this agreement, I have read, fully understand and voluntarily agree to the terms and conditions as stated above, that I was not coerced to sign this agreement, that I was not under duress at the time I signed this agreement and that, prior to signing this agreement, I had adequate time to consider entering into this agreement, including without limitation, the opportunity to discuss the terms and conditions of this agreement, as well as its legal consequences, with an attorney of my choice.

      This agreement shall become effective as of the commencement date of my employment by the Company.

                                                Very truly yours,

                                                By: /s/ Lawrence E. Hyatt
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                                                        Lawrence E. Hyatt

Acknowledged and agreed to
as of this 11th day of November, 2004

O'CHARLEY'S INC.

By: /s/ Gregory L. Burns
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Title: CEO
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